SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 25, 2003

FLEETWOOD ENTERPRISES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-07699	95-1948322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3125 Myers Street, Riverside, California 92503-5527
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (909) 351-3500

N/A

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS.

On March 25, 2003 Fleetwood Enterprises, Inc., a Delaware corporation (the “Company”), executed an agreement with its loan syndicate to amend its Credit Agreement, dated as of July 27, 2001 (the “Credit Agreement”). The amendments are reflected in a Sixth Amendment to Credit Agreement and Consent of Guarantors, dated as of March 25, 2003, attached hereto as Exhibit 10.1.

The Company also announced corresponding amendments to its Wholesale Security Agreement dated August 21, 2002 among Textron Financial Corp. (“Textron”) and several of the Company’s indirect wholly owned retail housing subsidiaries (the “Wholesale Security Agreement”), pursuant to which Textron provides up to $20 million in floorplan inventory financing to the subsidiaries.  The Wholesale Security Agreement is attached as Exhibit 10.2 and the amendment is attached as Exhibit 10.3.

The text of a press release issued by the Company announcing the amendments is attached hereto as Exhibit 99.1.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)               Exhibits.

EXHIBIT NO.	DESCRIPTION
10.1

Sixth Amendment to Credit Agreement and Consent of Guarantors, dated as of March 25, 2003, among Fleetwood Enterprises, Inc., Fleetwood Holdings, Inc. and its subsidiaries, Fleetwood Retail Corp. and its subsidiaries, the banks and other financial institutions signatory thereto, and Bank of America, N.A., as administrative agent and collateral agent.

10.2	Wholesale Security Agreement dated August 21, 2002 among Textron Financial Corp. and several of the Company’s indirect wholly owned retail housing subsidiaries.

10.3	Amendment dated as of March 25, 2003 to Wholesale Security Agreement dated August 21, 2002 among Textron Financial Corp. and several of the Company’s indirect wholly owned retail housing subsidiaries.

99.1	Press release dated March 26, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

.	FLEETWOOD ENTERPRISES, INC

Date:  March 27, 2003

By:

/s/  Boyd R. Plowman

Boyd R. Plowman
Executive Vice President
Chief Financial Officer